GUARANTEE

GUARANTEE:

Guarantor unconditionally guarantees payment to Lender, Brandt Ventures, GP of all amounts owing under the Promissory Note of August 8, 2013 by Maker, KCI Investments, Inc. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under the Note when Lender makes written demand upon Guarantor. Lender is not required to seek payment from any other source before demanding payment from Guarantor.

NOTE:

The "Note" is the promissory note dated August 8, 2013 in the principal amount of one hundred thousand Dollars, from KCI Investments, Inc,, Borrower, to Brandt Ventures, GP, Lender. It includes any assumption, renewal, substitution, or replacement of the Note.

LENDER'S GENERAL POWERS:

Lender may take any of the following actions at any time, without notice, without Guarantor's consent, and without making demand upon Guarantor:

A. Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;

B. Refrain from taking any action on the Note, or any guarantee;

C. Release any Borrower or any guarantor of the Note;

D. Compromise or settle with the Borrower or any guarantor of the Note;

E. Exercise any rights it has, including those in the Note and other Loan Documents.

These actions will not release or reduce the obligations of Guarantor or create any rights or claims against Lender.

CALFORNIA LAW:

The Note and this Guarantee will be construed and enforced under California Laws.

RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES:

1. To the extent permitted by law, a Guarantor waives all rights to Require presentment, protest, or demand upon Borrower;
2. Guarantor waives any notice of:
   a. Any default under the Note;
   b. Presentment, dishonor, protest, or demand;
   c. Execution of the Note;
   d. Any change in the financial condition or business operations of Borrower or any guarantor;
   e. Any changes in the terms of the Note or other Loan Documents
   f. Any action or inaction on the Note, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;
   g. Any change in the financial condition or business operations of Borrower or any guarantor;
   h. Guarantor waives defenses based upon any claim that"
      i. Lender failed to obtain any guarantee;

ii. The financial condition of Borrower or any guarantor was overstated or has adversely changed;
iii. Lender made errors or omissions in Loan Documents or administration of the Loan;
iv. Lender did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor:
v. Lender impaired Guarantor's suretyship rights;
vi. Lender modified the Note terms, other than to increase amounts due under the Note. If Lender modifies the Note to increase the amounts due under the Note without Guarantor's consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;
vii. Borrower has avoided liability on the Note; or
viii. Lender has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

SUCCESSORS AND ASSIGNS:
Under this Guarantee, Guarantor includes heirs and successors, and Lender includes its successors and assigns.

GENERAL PROVISIONS:
A. ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses Lender incurs to enforce this Guarantee, including, but not limited to, attorney's fees and costs.
B. SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.
C. JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.
D. DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral.
E. FINANCIAL STATEMENTS. Guarantor must give Lender financial statements as Lender requires.
F. LENDER'S RIGHTS CUMULATIVE, NOT WAIVED. Lender may exercise any of its rights separately or together, as many times as it chooses. Lender may delay or forgo enforcing any of its rights without losing or impairing any of them.
G. ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.
H. SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.
I. CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by Lender as to the Loan.

GUARANTOR ACKNOWLEDGMENT OF TERMS.
Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers

GUARANTOR NAME(S) AND SIGNATURE(S): By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

Guarantor:

[signature]
Ken Antos

Richard D. Doermer

8/9/13
Date

Date

THE GUARANTEE ABOVE EXTENDS TO THE NEW NOTE BETWEEN LEN BRANDT AND KEN ANTOS DATED 9/24/2014 [signature]

[signature] 9/25/14